Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Applied Digital Solutions, Inc. and subsidiaries, currently known as Digital Angel Corporation and subsidiaries, of our report dated March 17, 2008 (with respect to the reclassification of Pacific Decision Sciences Corporation and Thermo Life Energy Corp. as discontinued operations, as described in Notes 1 and 16, September 17, 2008) relating to our audit of the financial statements and financial statement schedule, and our report dated March 17, 2008 (with respect to the internal controls over financial reporting related to the reclassification of Pacific Decision Sciences Corporation and Thermo Life Energy Corp. as discontinued operations, as described in Notes 1 and 16, September 17, 2008) relating to our audit the effectiveness of internal control over financial reporting, which appear in Applied Digital Solutions, Inc. and subsidiaries Current Report on Form 8-K dated September 19, 2008. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Eisner LLP
 December 4, 2008
  New York, New York